UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2018

HIGHWATER ETHANOL, LLC
(Exact name of small business issuer as specified in its charter)

Minnesota	333-137482	20-4798531
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

24500 US Highway 14, Lamberton, MN	56152
(Address of principal executive offices)	(Zip Code)

(507) 752-6160
(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging Growth Company
☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.07. Submission of Matters to a Vote of Security Holders.

Results of 2018 Annual Members' Meeting

On March 8, 2018, Highwater Ethanol, LLC (the "Company") held its 2018 annual members' meeting ("2018 Annual Meeting") to vote on the election of three governors whose terms were scheduled to expire in 2018, to conduct a vote on approval of the amendments to the Second Amended and Restated Member Control Agreement (the "Member Control Agreement") to affirmative elect governance under the new LLC Act and make changes consistent with the new LLC Act, to conduct a vote on approval of an amendment to section 5.3(b) of the Member Control Agreement, and to conduct a vote on approval of an amendment to section 7.4 of the Member Control Agreement.

Proposal One: Election of Governors

George Goblish, Mark Pankonin and Luke Spalj were elected by a plurality vote of the members to serve terms which will expire in 2021. The votes for the nominees for governor were as follows:

Nominee Governors	For	Abstentions
George Goblish	2,327	228
Mark Pankonin	2,302	253
Luke Spalj	2,470	85

Proposal Two: Approval of the proposed amendments to the Member Control Agreement

The proposed amendments to the Member Control Agreement were approved by the members. The votes were as follows:

For	Against	Abstentions
2,483	25	47

Proposal Three: Approval of the proposed amendment to section 5.3(b) of the Member Control Agreement

The proposed amendment to section 5.3(b) of the Member Control Agreement was approved by the members. The votes were as follows:

For	Against	Abstentions
2,477	34	44

Proposal Four: Approval of the proposed amendment to section 7.4 of the Member Control Agreement

The proposed amendment to section 7.4 of the Member Control Agreement was approved by the members. The votes were as follows:

For	Against	Abstentions
2,496	14	45

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIGHWATER ETHANOL, LLC

Date: March 9, 2018	/s/ Brian Kletscher
Brian Kletscher, Chief Executive Officer